                                                                    Exhibit 10-4

                                 LEASE AGREEMENT
                                 ---------------

         THIS AGREEMENT, made and entered into this 24th day of January, 2001, by and between J. FRANK FARGO and TERASA FARGO, husband and wife, whose address is 500 Williamsport Pike, Martinsburg, WV 25401, hereinafter referred to as "Lessor", and CENTRA BANK, INC., a West Virginia banking corporation, whose address is Post Office Box 1109, Martinsburg, WV 25402, hereinafter referred to as "Lessee",

         WITNESSETH: That for and in consideration of the mutual covenants and undertakings of the parties hereto, to be performed by them at the times and in the manner hereinafter set forth, Lessor and Lessee agree as follows:

         1. PREMISES. Lessor does hereby let and demise unto Lessee the "Premises", as hereinafter defined, for the term hereinafter set forth.

         The Premises are known for postal purposes as 500 Williamsport Pike, Martinsburg, WV 25401. The Premises consist of a tract or parcel of real estate situate in Martinsburg District, Berkeley County, West Virginia, containing
1.0338 acres, and an appurtenant water line easement, being the same real estate conveyed to Lessor by Blue Ridge Bank, Inc., a West Virginia corporation, by deed dated July 11, 1995, and recorded in the office of the Clerk of the County Commission of Berkeley County, West Virginia, in Deed Book No. 548, at page 425, to which deed reference is hereby made; the Premises are improved by and include a one-story commercial building originally designed and constructed as a branch banking facility, but presently occupied by Lessor as an insurance agency. A floor plan diagram of the entire commercial building is attached hereto and marked as Exhibit "A".

         Also included in the Premises are the nonexclusive rights in and to the use of the existing highway access entrance from U.S. Route No. 11 leading into the Premises, as well as any highway access entrance which may in the future serve the premises, as well as all existing roadways and parking areas surrounding, serving, and appurtenant to the Premises.

         Within approximately 18 months following the commencement of Lessee's term, as hereinafter defined, Lessor intends to construct, at Lessor's sole expense, an two-story addition to the existing commercial building located within and upon the Premises, said addition to be used and occupied by Lessor for Lessor's insurance agency business. It is understood and agreed that, upon completion of such addition, said addition is not intended by the parties hereto to constitute any part or portion of the Premises. Said addition shall have its own separate customer and employee entrance, and shall have no open connection with the existing commercial building, unless upon mutual agreement of the parties; said addition shall be separately metered for the use and consumption therein of public utilities and public services. Lessor agrees that Lessor's building plans as to such addition shall be subject to the advance review and approval of Lessee, which such approval shall not be unreasonably withheld; Lessor further agrees that the exterior of such addition shall be of similar and compatible character to the exterior of the existing commercial building. Upon completion of such addition, the parties hereto agree that they shall enter into an agreement respecting their shared maintenance costs regarding the common areas in and about the Premises including, but not limited to, roadway and parking area upkeep, snow removal, lawn mowing and landscaping, and general grounds keeping; said shared maintenance costs shall be apportioned between Lessor and Lessee based upon a comparison of the respective square footage of the existing commercial building and Lessor's addition; for example, should the existing commercial building have an area of 1500 square feet, and Lessor's addition have an area of 2000 square feet, then Lessee shall be responsible for 3/7 of the maintenance costs, and Lessor shall be responsible for 4/7 of the maintenance costs. The parties agree that Lessee shall be responsible for procuring contractors and service companies to address these maintenance areas and concerns, paying such contractors and service companies for their work, and billing Lessor for Lessor's agreed-upon proportionate share, on a quarterly basis, or at such billing frequency as the parties shall hereafter establish.

         2. TERM. The term of this Lease Agreement shall be FOURTEEN (14) YEARS and TEN (10) MONTHS, commencing on March 1, 2001, and ending on December 31, 2015.

         Furthermore, Lessee shall have the right and option to renew this Lease Agreement for two (2) additional renewal terms of ten (10) years each, the first renewal term commencing on January 1, 2016, and ending on December 31, 2025, and the second renewal term commencing on January 1, 2026, and ending on December 31, 2035. Lessee shall provide Lessor with written notice of Lessee's intention to renew this Lease Agreement, at least 120 days prior to the expiration of the original term of this Lease Agreement or, as the case may be, 120 days prior to the expiration of the first renewal term of this Lease Agreement.

         This Lease Agreement shall not be deemed extended unless in the manner and at the times hereinabove provided for Lessee's renewal rights and options, or otherwise only if evidenced by written mutual agreement of the parties hereto. In the event that Lessee remains in possession of the Premises after expiration of the term of this Lease Agreement, or of any renewal term, without the express written consent of Lessor, Lessee shall be deemed to occupy the premises on a month-to-month basis, under the same terms and conditions, including rent, existing on the last day of the stated term, or renewal term(s), of this Lease Agreement.

         3. RENT. In consideration for the use and occupancy of the Premises by Lessee, as herein set forth, Lessee shall pay to Lessor, during the term of this Lease Agreement, rent in the amount of FOUR THOUSAND DOLLARS ($4,000.00) for each and every month of the term of this Lease Agreement, and all renewal terms hereof, said rent to be paid, in advance, on the first day of each month, commencing on March 1, 2001. The aforementioned amount of monthly installments of rent (hereinafter the "Fixed Monthly Rent") is subject to adjustment, as hereinafter provided.

         Adjustments to the Fixed Monthly Rent shall be made and effected every two (2) years during the lease term, and all renewal terms, with the first such adjustment to take effect as of January 1, 2003, and as of January 1 every two
(2) years thereafter; the commencement of a renewal term will not alter or amend this schedule of adjustments; for example, an adjustment of the Fixed Monthly Rent will take place on January 1, 2015: assuming that Lessee renews the term hereof for an additional 10-year term, commencing January 1, 2016, the next adjustment will take place on January 1, 2017.

         Adjustments to the Fixed Monthly Rent are intended to be based upon the consumer price index, and such adjustments shall be made according to the following procedure:

                  A. The adjustments to the Fixed Monthly Rent shall be based upon increases in the cost of living reported in the Revised Consumers Price Index-Cities (1967 = 100), hereinafter the "Index", published by the Bureau of Labor Statistics of the United States Department of Labor.

                  B. The "base index number" shall be the Index number indicated for the City of Washington, D.C., entitled "All Items", for the month of March, 2001. The "current index number" shall be corresponding Index number for the month of October of the year preceding the January 1 adjustment date.

                  C. The current index number shall be divided by the base index number, and the integer 1 shall be subtracted from such quotient. Any resulting positive number shall be deemed to be the percentage increase in the cost of living. For example, should the base index number be 100, and the current index number be 110, then the result of dividing 110 by 100 equals 1.1; next, subtracting the integer 1 from 1.1 yields .10; accordingly, the percentage increase in the cost of living in this example is 10%.

                  D. The increase in the amount of the Fixed Monthly Rent shall be determined by multiplying the percentage of increase reflected in subparagraph C hereof by $4,000.00.

                  E. Lessor shall give Lessee notice of any such increase within a reasonable time after obtaining and assembling the necessary data for computing it. Lessor's computation shall be conclusive and binding, absent manifest error, unless Lessee notifies Lessor of any claimed error therein within 90 days after such notice is given; however, the terms and provisions hereof shall not preclude any adjustment that may be required, at any time, by reason of a published amendment of the Index figures upon which such computation was based.

                  F. The Fixed Monthly Rent, together with the "increase" calculated in accordance with subparagraphs A through D hereof, shall be due and payable to Lessor in equal monthly installments, commencing on January 1. Any retroactive payments then due shall be payable within 30 days after the above-provided notice is given by Lessor to Lessee. If there is any subsequent redetermination of such amount, the parties hereto shall promptly make the indicated adjustment.

                  G. If publication of the Consumers Price Index is discontinued, the parties shall accept comparable statistics on the cost of living for the City of Washington, D.C., as such statistics are computed and published by a federal agency or by a recognized financial periodical selected by the parties. If comparable statistics are used in place of the Consumers Price Index, or if the Index figure is published at non-monthly intervals, the method of computation shall include all revisions required to carry out the intent of this paragraph.

         4. REAL PROPERTY TAXES. During the term of this lease, Lessor shall promptly pay, when due, all ad valorem real property taxes assessed with respect to the Premises, as well as all fire protection fees imposed by the City of Martinsburg, West Virginia.

         5. LESSOR'S FIRE AND CASUALTY INSURANCE. During the term of this Lease Agreement, Lessor shall be responsible for paying for and providing fire and hazard insurance coverage with respect to the improvements that are part of the Premises, as well as Lessor's personal property located on the Premises and used by Lessee, in such amount or amounts as Lessor deems necessary and appropriate, but in no event less than the full replacement cost thereof.

         6. LESSEE'S REIMBURSEMENT TO LESSOR FOR INCREASES IN TAXES, ETC. Notwithstanding the terms and provisions of paragraphs 4 and 5 hereof, Lessee agrees to reimburse Lessor for any and all increases in the cost of Lessor's ad valorem real property taxes, City of Martinsburg fire protection fees, and premiums for fire and hazard insurance coverage experienced by Lessor during the lease term hereof, and all renewals thereof.

         Requests for such reimbursement shall be made by Lessor to Lessee, in writing, on an annual basis, in December of each year, and such requests shall be accompanied by copies of invoices, billings, vouchers, and such other supporting documentation as shall be in reasonable and sufficient detail; payment by Lessee to Lessor for claimed reimbursement shall be made on or before February 1 of the following year.

         Currently, Lessor is responsible for paying the following:

                  A. year 2000 real property taxes, prior to early payment discount, amounted to $3,396.96; existing improvements are assessed at $60,720.00;

                  B. fiscal year 2000-2001 City of Martinsburg fire protection fees amounted to $92.50; and

                  C. fire and hazard insurance premiums for the most recent annual policy period amounted to $278.00.

         With respect to increases in fire and hazard insurance coverage, the parties agree that increases in premium amounts resulting from the addition of coverages, or the increase of existing coverages, shall not give rise to any reimbursement claimable by Lessor.

         In addition, Lessee shall not be responsible for reimbursement of any increases herein contemplated resulting from the construction and erection of additional improvements within and upon the real estate owned by Lessor.

         7. LESSOR'S WARRANTY OF TITLE AND POSSESSION. Lessor covenants that Lessor is vested with legal title to the Premises, and has the right to make and enter into this Lease Agreement; Lessor covenants and agrees to put Lessee in complete and exclusive possession of the Premises at the commencement of the term of this Lease Agreement.

         Lessor covenants that, upon payment by Lessee of the Rent provided for in this Lease Agreement, and upon the performance by Lessee of Lessee's obligations and covenants contained in this Lease Agreement, Lessee may occupy and peaceably and quietly enjoy the Premises without hindrance or molestation by Lessor or any person claiming through or under Lessor.

         8. PERMITTED USES; PROHIBITED ACTIVITIES. The Premises shall be used and occupied by Lessee as a facility for banking and/or financial services; no other use of the Premises shall be permitted without the prior written consent of Lessor, which said consent shall not be unreasonably withheld.

         Lessee shall not use, or knowingly permit the use, of the Premises, or any part thereof: A. for any unlawful purpose; B. for any disreputable, dangerous, or extra-hazardous purpose; C. in any manner which shall increase the rate of fire insurance applicable to the Premises in effect at the commencement of the term of this Lease Agreement; or D. in any manner which will in any way violate any certificate of occupancy regarding the Premises.

         With respect to the addition that Lessor intends to construct, it is agreed that said addition shall not be used or occupied for any purposes or in any manner described in sections A, B, C, and D of the immediately preceding paragraph of this paragraph 8. Furthermore, it is agreed that said addition shall not be used or occupied as a facility for banking and/or financial services, or for the origination or servicing of loans, recognizing, however, that the provisions hereof are not intended to prohibit the offering of financial services that are typically offered or provided by insurance agents, accountants, attorneys, real estate agents, and securities brokers. Lessor intends to occupy a portion of the addition for Lessor's insurance agency business, and to lease out the remainder of such addition as business office space, and the use and occupancy of the Lessor's addition for such purposes shall not require Lessee's consent and approval; however, the use and occupancy of the Lessor's addition for any other purpose, except as aforementioned, shall be subject to Lessee's consent and approval, which shall not be unreasonably withheld.

         9. COMPLIANCE WITH LAWS AND REGULATIONS. Lessee, at Lessee's expense, shall promptly comply with all federal, state, and municipal laws and regulations, including those of appropriate departments, commissions, authorities, boards, and their officers, and with all lawful directives of public officers, which impose any duty upon Lessee or Lessor with respect to the Premises. Lessee, at Lessee's expense, shall obtain all required licenses or permits for the conduct of Lessee's business within the Premises.

         Further, Lessee shall comply with the requirements of all public liability, fire, and other types of insurance policies at any time in force with respect to the Premises.

         10. LESSOR'S/LESSEE'S IMPROVEMENTS, ETC. It is understood and agreed that, except as otherwise provided for in paragraph 14 hereof, Lessor has no duty to effect any repairs, renovations, replacements, or improvements to the Premises, and Lessee accepts the Premises in their present and existing condition.

         Lessee may, at Lessee's expense, make what alterations, improvements, additions, and changes to the Premises it deems necessary or expedient in the operation and occupancy of the Premises. Lessee shall not, however, without Lessor's written consent, tear down or materially demolish any improvement within the Premises, or make any material change or alteration thereto, if the improvement, when completed, would substantially diminish the value of the Premises. Lessee shall not make any change in or alteration to the Premises which would violate the terms of any mortgage/deed of trust then a lien upon the Premises, or any policy of insurance in force with respect to the Premises. If the estimated cost of any proposed alteration, improvement, addition, or change to the Premises exceeds $15,000.00, Lessee shall first obtain Lessor's approval of the plans therefor, which approval shall not be unreasonably withheld. All additions, alterations, additions, and improvements made in or to the Premises by either party hereto shall become the property of Lessor and be surrendered with the Premises at and upon the termination of this Lease Agreement, except that Lessee may remove or replace its moveable trade fixtures, if Lessee repairs any damage caused by such removal.

         11. ATTORNMENT AND NONDISTURBANCE AGREEMENT. Lessor acknowledges that the Premises are subject to voluntary liens imposed thereon by Lessor, in favor of Branch Banking and Trust Company (formerly One Valley Bank-East, N.A.), consisting of two (2) deed of trust liens and an assignment of leases and rents; said liens relate to borrowing made by Lessor from One Valley Bank-East, N.A., on or about August 7, 1996.

         On or before March 1, 2001, Lessor shall obtain, for the benefit of Lessee, a nondisturbance agreement made and executed by Branch Banking and Trust Company, in such form and containing such assurances as shall be reasonably satisfactory to Lessee.

         If, in the future, Lessor should refinance Lessor's obligations with Branch Banking and Trust Company, and new liens are taken upon the Premises by the new lender, then Lessee agrees that Lessee shall attorn and execute a nondisturbance, recognition, and attornment agreement in favor of such new lender, upon terms reasonably satisfactory to Lessee.

         12. MECHANIC'S LIENS. If, by reason of any labor or services performed or materials furnished to the Premises for or on behalf of Lessee, any mechanic's, materialmen's, or other liens shall be filed, claimed, or perfected as provided by law against the Premises, Lessee shall discharge or remove the lien, by bonding or otherwise, within 15 days after receipt of written notice from Lessor to Lessee of the filing of same. In the event Lessee should fail to cause such lien to be discharged or removed within the 15-day period then, in addition to any other right or remedy, Lessor may, but shall not be obligated to, discharge the lien. Upon receipt of copies of the applicable receipts, Lessee shall promptly reimburse Lessor for the cost of discharging the lien.

         Notwithstanding the foregoing provisions, the parties understand and agree that, in the event that such a lien is filed against the Premises, Lessor, and/or Lessee, and Lessee immediately proceeds to contest same diligently and in good faith, and at all times thereafter continues to contest same diligently and in good faith, Lessee shall not be required to discharge or remove such lien as hereinabove set forth; provided, however, that, as an aspect of contesting such lien, Lessee shall, at Lessee's sole cost and expense, retain legal counsel for such purpose, and Lessee's legal counsel shall, within thirty (30) days of being retained, report to Lessor, in writing, disclosing in such report the nature of the claim upon which the lien is founded, as well as Lessee's defenses thereto and any offsets claimed by Lessee; furthermore, in the event that a civil action is commenced by the lienholder seeking enforcement of such lien, in which civil action Lessor is named as a party defendant, then Lessee agrees to pay for and provide Lessor's legal representation and a legal defense to such civil action by and through legal counsel of Lessee's choice, which said legal counsel may represent both Lessee and Lessor in such civil action, and Lessee further agrees to indemnify and hold Lessor harmless respecting any judgment, obligation, or liability imposed upon Lessor, or the Premises, arising from such civil action.

         13. SIGNS. Lessee, at Lessee's sole cost and expense, shall have the right, at the option of Lessee, to install one or more signs on the exterior of the Premises, as well as appropriate signage at or about the entrance way to the Premises from U.S. Route No. 11. Such signs shall be subject to applicable laws, zoning restrictions, and, also, to Lessor's prior written approval, which approval shall not be unreasonably withheld.

         Likewise, all signs erected, placed, and maintained by Lessor, either within the Premises or upon or nearby the addition Lessor intends to construct, respecting either Lessor's conduct of insurance agency operations or the business operations of Lessor's tenants in Lessor's addition, shall be subject to applicable laws, zoning restrictions, and, also, to Lessee's prior written approval, which approval shall not be unreasonably withheld.

         14. MAINTENANCE OF THE PREMISES. During the term of this Lease Agreement, Lessee agrees to keep and maintain the Premises in good condition and repair, reasonable wear and tear excepted. Lessee shall, at Lessee's cost and expense, have repaired any damages to the water heater and electrical wiring and fixtures; replace all broken glass; keep sinks, lavatories, commodes, and sewer lines open; repair any plumbing or heating equipment that may be damaged or require maintenance; maintain, repair, and replace all floor surfaces and carpets; maintain all wall coverings and attend to interior painting and trim; and keep and maintain all tenantable repairs. Lessee shall further bear the cost and expense of snow removal in and about the Premises, lawn mowing in and about the Premises, and the maintenance and care of existing landscaping, if any. Lessor's sole responsibility for the Premises shall be for the maintenance, repair, and replacement (as and when necessary) of the roof, exterior maintenance, maintenance of structural portions of the improvements on the Premises, maintenance of the concrete slab and foundation, maintenance of conduits, ducts, and utility mains which are located outside and under the building or are incorporated in the walls thereof, and the maintenance of public water and sewer line connections to the Premises.

         At the conclusion of the term of this Lease Agreement, Lessee agrees to the deliver the Premises to Lessor, peaceably and quietly, in broom-clean condition, reasonable wear and tear excepted. Lessee shall have the right to remove all personal property and equipment installed by Lessee. It is further understood and agreed that all fixtures and improvements, dividing walls, etc., shall remain "as is", and Lessee shall have no obligation to restore the Premises to the condition which existed prior to Lessee's occupancy and renovation.

         15. UTILITIES. Lessor represents that all necessary mains, conduits, and facilities required to supply water, sewage service, gas, electricity, heat, air conditioning, telephone, and garbage removal service to the Premises are available for Lessee's use within the Premises, or will be made available, at Lessor's sole cost and expense, prior to the commencement of the term of the Lease Agreement.

         Lessee shall promptly pay the respective utility company and municipal usage charges for any and all utilities and municipal services utilized by Lessee regarding and arising from Lessee's use and occupancy of the Premises.

         16. ASSIGNMENT AND SUBLETTING. Lessee shall not assign this lease, or any part of this agreement, or sublet any part of the Premises, without the prior written consent of Lessor, which consent shall not be unreasonably withheld. The terms and provisions hereof shall not be construed to prohibit or restrict an assignment of this Lease Agreement by Lessee to a parent, subsidiary, or affiliate business entity of Lessee, or to a business entity which should subsequently purchase or acquire Lessee, or substantially all of Lessee's assets.

         17. EMINENT DOMAIN. If all or any part of the Premises is taken by eminent domain, this Lease Agreement shall expire and terminate on the date of such taking (except as hereinafter provided), and the rental payable hereunder shall be apportioned as of that date; however, as to any partial taking, the expiration and termination of this Lease Agreement shall be at the sole option of Lessee. Except as hereinafter provided, no part of any condemnation award shall belong to Lessee.

         Notwithstanding the foregoing provisions, Lessee may make a separate claim with the condemning authority for the value of Lessee's property and for moving and relocation expenses, provided that such claim does not reduce or adversely affect the amount of Lessor's award.

         18. CASUALTY LOSS. If all or any part of the Premises are damaged or destroyed by fire or other casualty insured by the standard fire insurance policy, with approved standard extended coverage endorsement, applicable to the Premises, Lessor shall, except as otherwise provided herein, repair and rebuild the Premises with reasonable diligence. If such work requires Lessee to temporarily close Lessee's business to the public, the rental provided herein shall be equitably adjusted for the duration of such repairs. Notwithstanding the above, if the Premises are damaged by fire or other insured casualty due to Lessee's fault or neglect, or the fault or neglect of Lessee's servants, employees, contractors, agents, visitors, or licensees, Lessor shall, without prejudice to Lessor's other rights and remedies, repair the damage, but there shall be no apportionment or abatement of any rent. Except to the extent provided for in this paragraph, neither the rent payable by the Lessee nor any of its other obligations under any provisions of this Lease Agreement shall be affected by any damage to or destruction of the Premises by any cause, and Lessee hereby expressly waives all additional rights Lessee might otherwise have under any law or statute.

         Notwithstanding the foregoing, if 50% or more of the commercial building located within the Premises is destroyed or rendered untenantable by fire or other casualty, either Lessor and Lessee may terminate this Lease Agreement, effective as of the date of such casualty, by giving the other written notice of such termination within 45 days after such casualty occurs.

         19. LESSEE'S UNDERTAKINGS FOR INSURANCE.

                  A. Public Liability and Property Damage. Lessee shall obtain and keep in full force and effect a policy of public liability and property damage insurance with respect to the Premises which provides coverage for injury to property in the amounts of $1,000,000.00/$2,000,000.00 (per occurrence/aggregate) and coverage for injuries to persons in the amounts of $1,000,000.00/$2,000,000.00. Lessee may, at its option, provide such insurance coverage in the form a "blanket" policy insuring the Premises and other property owned or leased by Lessee and/or Lessee's affiliated companies.

                  Prior to the commencement of the term of this Lease Agreement, Lessee shall deliver a copy of the appropriate certificate of insurance to Lessor. Said certificate shall name Lessor and Lessor's mortgagee, if requested, as additional insureds. In the event Lessee should fail to comply with the foregoing requirement, Lessor may obtain such insurance on behalf of Lessee and Lessee shall reimburse Lessor, within thirty (30) days after receiving copies of the applicable insurance bills, for any such charge resulting therefrom.

                  B. Casualty Insurance. Lessee shall pay for and provide fire, hazard, and casualty insurance with respect to the loss, damage, or destruction of any and all of Lessee's property, equipment, fixtures, inventory, and other contents of any nature and description kept, stored, and maintained by Lessee within and about the Premises.

         20. LESSOR'S LIABILITY. It is expressly understood and agreed that Lessor shall not be obligated or liable for any personal injury, property damage, or any other type of damage to any person or property, at any time, arising from the use or possession, or of any conditions existing in, on, or around the Premises, from any cause whatsoever including, but not limited to, fire, casualty, storm, snow, or ice, or for any claims or damages arising from or caused by any part of the Premises being in disrepair; or from leaking pipes or plumbing; or from or arising from any negligence by Lessee and/or Lessee's invitees, licensees, agents, and employees; or from any other cause during the term of this Lease Agreement.

         Lessee further agrees to indemnify and hold Lessor harmless from any and all such claims, obligations, demands, suits, and the like, whether such damages or harm are sustained by Lessee, Lessee's agents or employees, Lessee's invitees and licensees, or trespassers or strangers.

         21. LESSOR'S RIGHT OF INSPECTION. Lessor, in person or by agent, shall have the right, at all reasonable business times, to enter the Premises to inspect same, provided that Lessor affords Lessee at least twenty-four (24) hours verbal or written advance notice of such inspection. In the event of an emergency arising from fire, casualty, insurrection, or other sudden harm or threatened casualty, Lessor may enter the Premises and inspect same without notice to

Lessee, provided that Lessor affords Lessee written or verbal notice of such entry and inspection by Lessor immediately thereafter.

         22. RELATIONSHIP OF PARTIES. Nothing contained in this Lease Agreement shall be deemed or construed by the parties hereto, or by a third party, to create the relationship of principal and agent, of partnership, or of joint venture between them. No provision contained in this Lease Agreement and no acts of the parties hereto shall be deemed to create any relationship between them other than the relationship of landlord and tenant.

         23. DEFAULT BY LESSEE. The occurrence of any one or more of the following events shall constitute an event of default or breach of this Lease Agreement by Lessee ("Lessee Default"):

                  A. Lessee fails to pay rent on the date due and, within fifteen (15) days after written notice from Lessor to Lessee of Lessee's failure to pay is delivered, Lessee again fails to make payment;

                  B. Lessee makes any assignment for the benefit of creditors, files a voluntary petition in bankruptcy, is adjudicated a bankrupt by any court, takes advantage of the benefit of any bankruptcy or insolvency statute, or a receiver or trustee respecting the property of Lessee is appointed by any judicial authority; or

                  C. Lessee fails to perform or comply with any term, provision, or covenant of this Lease Agreement, all of which terms, provisions, or covenants shall be deemed to be material, and Lessee fails to correct or cure any such default prior to the expiration of 15 days, except as specified otherwise in this Lease Agreement, following written notice of such default given by Lessor to Lessee; however, said 15-day default cure period shall be deemed extended for a reasonable period of time if, during such 15-day default cure period Lessee commences action to cure such default, and diligently pursues same in good faith.

         Upon the occurrence of any Lessee Default, which is not cured by Lessee within the applicable cure period, Lessor may, in the sole and absolute discretion of Lessor, elect to terminate this Lease Agreement, in which event Lessee shall immediately surrender the premises to Lessor. In the event that Lessee should fail to immediately surrender the premises, Lessor may re-enter and repossess the premises, and expel or remove Lessee and any other person or entity thereof, and remove all property therefrom, all in accordance with due process, and as may be permitted under the laws of the State of West Virginia. Lessor, in the event Lessor is required to undertake the remedies set forth herein shall, in addition to any rent and other sums due pursuant to the terms of this Lease Agreement, be entitled to reasonable expenses, including attorney's fees incurred in connection herewith. The exercise of any remedy provided herein shall not preclude the exercise of any other remedy set forth herein, or otherwise existing at law or in equity, it being agreed and understood that such remedies are cumulative and Lessor shall have full advantage of all such remedies.

         Notwithstanding the provisions of this paragraph number 23, and any other provisions of the Lease Agreement, in the event that Lessee's banking and/or financing services operations are either closed and terminated, or taken over, by the banking regulatory and/or supervisory authority of the State of West Virginia, the United States of America, or any other governmental authority, Lessor may terminate this Lease Agreement only with the concurrence of such banking regulatory and/or supervisory authority, and any such authority shall, in any event, have the election to either continue or to terminate this Lease Agreement, as provided for in West Virginia Code 31A-7-10.

         24. DEFAULT BY LESSOR. A default by Lessor ("Lessor Default") shall have occurred if Lessor fails to perform or comply with any term, provision, or covenant of this Lease Agreement, all of which terms, provisions, or covenants shall be deemed to be material, and Lessor fails to correct or cure any such default prior to the expiration of 15 days, except as specified otherwise in this Lease Agreement, following written notice of default given by Lessee to Lessor; however, said 15-day default cure period shall be deemed extended for a reasonable period of time if, during such 15-day default cure period Lessor commences action to cure such default, and diligently pursues same in good faith.

         Upon the occurrence of any Lessor Default which can be cured by the payment of money, Lessee shall be permitted to perform, correct, or cure the default, in which event Lessee may deduct the costs and expenses relative thereto from rental payments due or thereafter becoming due until the total amount thereof is fully paid and satisfied; alternatively, Lessee may elect to terminate this Lease Agreement. If the Lessor Default is of such nature that it cannot be cured by the payment of money, Lessee may terminate this Lease Agreement and, upon termination, vacate the premises. Lessee shall also have all rights and remedies existing at law or in equity respecting any Lessor Default hereunder.

         25. LESSOR'S SUBLET AREA. Within and upon Exhibit A hereto is a highlighted area, consisting of two adjoining offices at the southeast corner of the commercial building constituting the Premises. In consideration of the execution of this Lease Agreement, Lessor and Lessee agree that Lessee shall sublet to Lessor the two offices hereinabove identified (the "Sublet Premises") upon the following terms and conditions: (a) Lessor shall not be obligated to pay Lessee rent on account of Lessor's use and occupancy of the Sublet Premises.
(b) The term of Lessor's sublease shall be the sooner to occur of the following:
(i) the completion of Lessor's additional improvements within Lessor's real estate, intended for the relocation therein of Lessor's insurance agency; or
(ii) March 31, 2003. (c) The Sublet Premises shall be used solely for the conduct of Lessor's insurance agency business, and for no other purpose. (d) Notwithstanding any other term or provision of this Lease Agreement, during the term of the sublease Lessor shall be solely responsible for effecting all maintenance, repairs, and replacements within the Sublet Premises. (e) Included in the Sublet Premises is the use by Lessor of the lobby entrance, the restroom, and the kitchen facilities. (f) With respect to Lessor's signage as to Lessor's insurance agency business, except as hereinafter provided, Lessor will not be permitted to place such signage either on the exterior of the commercial building located within and upon the Premises, or within the lobby or entranceway areas within such commercial building; however, Lessor shall be permitted to place reasonable and appropriate signage regarding Lessor's insurance agency business on the doors to the offices constituting the Sublet Premises. Furthermore, until Lessor completes construction of the addition Lessor intends to build, Lessor may continue to keep and maintain Lessor's present sign now located on the exterior of the existing commercial building, but on the completion of such construction, Lessor shall remove such sign; furthermore, Lessee shall be permitted the exclusive use of the existing pole sign facility on the Premises, and Lessor agrees to remove Lessor's sign therefrom at the beginning of the lease term. (g) At the conclusion of the term of the sublease, Lessor shall deliver possession of the Sublet Premises to Lessee, in broom clean condition, in as good condition as now exists, reasonable wear and tear excepted.

         26. RIGHT OF FIRST REFUSAL. During the term of this Lease Agreement, Lessor grants to Lessee a right of first refusal with respect to the purchase, by Lessee from Lessor, of the commercial building owned by Lessor, in which the Premises are located, as well as the land, comprising 1.0338 acres, upon which said commercial building is located, and all appurtenances thereto (the "Property"), upon the following terms and conditions:

                  A. In the event that a third party submits to Lessor a bona fide written offer to purchase the Property from Lessor, which offer is conditionally accepted by Lessor, Lessor shall, within five (5) days of such acceptance, notify Lessee of such conditional acceptance, in writing, and provide Lessee with a complete copy of the written purchase offer accepted by Lessor.

                  B. Within twenty (20) days after delivery of such notice and documentation by Lessor to Lessee, Lessee may elect to purchase the Property from Lessor, upon identical terms and provisions, and for the same consideration, as contained and set forth in the written purchase offer of the third party, previously conditionally accepted by Lessor and, within said twenty
(20) day period, shall execute and deliver to Lessor such a written purchase offer, accompanied by earnest money deposit, respecting the Property, which Lessor shall then accept in lieu of the third party purchaser's written purchase offer. Should Lessee fail or decline to exercise Lessee's rights hereunder at the times and in the manner herein set forth, Lessor shall then be free to proceed to consummate the sale of the Property to the third party purchaser, and Lessee shall have no further rights in and to the purchase of the Property, as expressed herein (except as hereinafter provided) and, upon the request of Lessor, Lessee then agrees to release, in written and recordable form, Lessee's rights contained herein; however, in the event that the sale and conveyance of the Property by Lessor to such third-party purchaser is not consummated, then, in such event, Lessee's rights to purchase the Property as expressed in this paragraph 26 shall be deemed to have been thereby fully reinstated, for all purposes.

                  C. Lessee's rights hereunder shall be suspended and of no force or effect for and during such times that an event of Lessee Default, as defined in this Lease Agreement, remains uncured.

         27. MEMORANDUM OF LEASE. Lessee agrees not to place this Lease Agreement of public record. However, Lessor and Lessee agree, upon the request of either, to execute and deliver a memorandum, or so-called "short form" of this Lease Agreement, in recordable form, and the same may be placed of public record, at Lessee's expense. Said memorandum or short form of this Lease Agreement shall set forth the following information only: A. identification of the parties to this Lease Agreement; B. a description of the Premises; C. a statement of the lease term, and all renewal terms; D. disclosure of the Lessee's rights under the terms and provisions of paragraph 26 hereof; and E. any and all other information necessary to cause said memorandum or short form to comply with the laws of the State of West Virginia respecting like instruments. Said memorandum or short form shall further incorporate all terms and provisions of this Lease Agreement by reference.

         28. NOTICES. Any notice, request, demand, approval, consent, or other communication which Lessor or Lessee is required or permitted to give to the other party shall be in writing and mailed to such party at the address specified at the commencement of this Lease Agreement, or addressed to the Premises if such communication is to Lessee, or to such other address that either party hereto has designated by written notice to the other. Such notice shall be deemed mailed when deposited in the United States mail, postage prepaid.

         29. GENERAL. This Lease Agreement sets forth the entire agreement of the parties hereto with respect to the subject matter contained herein. The terms and provisions of this agreement shall not be altered, modified, or amended, unless in writing, endorsed thereon by both Lessor and Lessee.

         Time is expressly declared to be of the essence regarding all aspects of the performance and fulfillment of all covenants, agreements, and undertakings contained herein.

         The terms and provisions hereof shall be governed by and construed in accordance with the laws of the State of West Virginia.

         It is intended that the terms and provisions hereof be binding upon, and inure to the benefit of, the parties hereto, and their respective heirs, devisees, personal representatives, successors, and assigns.

         Headings in this agreement are for convenience and reference only, and shall not be used to interpret, construe, or limit its provisions.

         This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         The fact that any term or provision of this agreement is rendered invalid, void, illegal, unconscionable, or unenforceable, by judicial decision or legislation, shall not impair or invalidate any other term or provision hereof, and such other terms and provisions shall remain in full force and effect.

         WITNESS the following signatures:


                                        -----------------------------------
                                        J. Frank Fargo

                                        -----------------------------------
                                        Terasa Fargo

                                        CENTRA BANK, INC., a West Virginia
                                        banking corporation

                               By:
                                        -----------------------------------
                                               its Vice President and
                                               Chief Operating Officer

STATE OF WEST VIRGINIA,
COUNTY OF BERKELEY, to-wit:

         The foregoing instrument was acknowledged before me this _______ day of January, 2001, by J. Frank Fargo and Terasa Fargo, husband and wife.

                                            -----------------------------------
                                            Notary Public

My commission expires:
                       ----------------------------

STATE OF WEST VIRGINIA,
COUNTY OF BERKELEY, to-wit:

         The foregoing instrument was acknowledged before me this _______ day of January, 2001, by Henry M. Kayes, Jr., Vice President and Chief Operating Officer of Centra Bank, Inc., a West Virginia banking corporation, on behalf of said banking corporation.

                                            -----------------------------------
                                            Notary Public

My commission expires:
                       ----------------------------


This instrument was prepared by James D. Steptoe, Attorney.